EXHIBIT 99


                                              JOINT FILER INFORMATION


Title of Security:                  Common Stock


Issuer and Ticker Symbol            AssuranceAmerica Corporation (ASAM.OB)


Designated Filer                    Heritage Fund Advisors, LLC


Other Joint Filers                  Heritage Assurance Partners, L.P.

                                    Heritage Financial Partners, L.P.


Addresses:                          The principal business office address of
                                    each of the Joint Filers above is
                                    3353 Peachtree Road, Suite 1040,
                                    Atlanta, GA  30326.


Signatures:                         HERITAGE FUND ADVISORS, LLC


                                          By:     /s/ J. Wesley Grace

                                          Name:   J. Wesley Grace

                                          Title:  Treasurer


                                    HERITAGE ASSURANCE PARTNERS, L.P.


                                          By:     Heritage Fund Advisors, LLC,

                                                  General Partner


                                          By:     /s/ J. Wesley Grace

                                          Name:   J. Wesley Grace

                                          Title:  Treasurer


                                    HERITAGE FINANCIAL PARTNERS, L.P.


                                          By:     Heritage Fund Advisors, LLC,

                                                  General Partner


                                          By:     /s/ J. Wesley Grace

                                          Name:   J. Wesley Grace

                                          Title:  Treasurer